AGREEMENT


AGREEMENT dated as of November 2, 1995 between Terex Corporation, a Delaware corporation (the "Company"), and Randolph W. Lenz (the "Retiring Chairman").


                             W I T N E S S E T H:

WHEREAS, the Retiring Chairman has served for more than twelve years as the Chairman of the Board of Directors of the Company (the "Board");

WHEREAS, the Company and the Retiring Chairman have agreed that the Retiring Chairman shall take early retirement and step down from his positions as Chairman and a member of the Board, and, accordingly, the Retiring Chairman has relinquished his position as Chairman and his membership on the Board in contemplation of this Agreement;

WHEREAS, the Retiring Chairman and the Company desire to enter into certain agreements regarding the Retiring Chairman's stock holdings in the Company;

WHEREAS, the Company wishes to utilize the Retiring Chairman's experience and abilities and has offered to engage him as a consultant to advise the Company; and

WHEREAS, the Retiring Chairman desires to accept such engagement and assume his other obligations hereunder upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Retiring Chairman hereby agree as follows:

1. Retirement. The Retiring Chairman has retired as Chairman of the Board and from all other offices and directorships that he currently holds with the Company or any of its subsidiaries or affiliates, and has ceased to be an employee of the Company effective as of August 28, 1995.

2. Consulting Engagement. Effective as of the date hereof (the "Effective Date"), the Company hereby engages the Retiring Chairman, and the Retiring Chairman hereby accepts such engagement upon the terms and conditions hereinafter set forth in this Agreement, to perform such consulting, advisory and other services for the Company during the Term (as defined in Section 3 below) as the Company may reasonably request. Such services shall include, but not be limited to, advice to the Board regarding strategic planning, acquisitions and divestitures and financing. From the Effective Date until the third anniversary of the Effective Date, the Retiring Chairman shall be available to devote approximately 50% of his time to provide such services to the Company. From the third anniversary of the Effective Date until the fourth anniversary of the Effective Date, the Retiring Chairman shall be available to devote approximately 25% of his time to provide such services to the Company. From the fourth anniversary of the Effective Date until the Termination Date (as defined below), the Retiring Chairman shall be available to devote approximately 12.5% of his time to provide such services to the Company. The Company shall provide the Retiring Chairman with an office and secretarial assistance from the Effective Date through December 31, 1996.

3. Consulting Term; Effect of Death or Disability. The Retiring Chairman's engagement under this Agreement shall be effective as of the Effective Date and shall continue until the fifth anniversary of the Effective Date (the "Termination Date"). The period beginning on the Effective Date and ending on the Termination Date shall be referred to herein as the "Term". On the Termination Date, the Company's obligation to pay or provide any compensation, except for compensation accrued hereunder prior to the Termination Date, shall terminate. Notwithstanding the foregoing, upon the Retiring Chairman's death or Disability (as defined below), the Retiring Chairman or, if applicable, his estate or beneficiary, as the case may be, shall remain subject to the provisions of Section 7 of this Agreement, but shall not be required to perform any services pursuant to Section 2 of this Agreement; provided, however, that if the Retiring Chairman's incapacity that resulted in a Disability no longer exists, he shall be required to perform services under Section 2 for the balance, if any, of the Term. In the event of the Retiring Chairman's death or Disability, and subject to the continued compliance with the provisions of
Section 7 of this Agreement by the Retiring Chairman or, if applicable, his estate or beneficiary, as the case may be, the Company shall continue to perform its obligations under Sections 4(a), 4(e) and 4(g) of this Agreement. For purposes of this Agreement, "Disability" shall mean the inability of the Retiring Chairman to perform his services as required under this Agreement due to physical or mental incapacity or illness for more than six consecutive months or for shorter periods aggregating six months during any 12-month period. The Retiring Chairman shall use reasonable best efforts to cooperate with any physician engaged by the Company to determine whether or not Disability exists, and the determination of such physician made in writing to the Company and the Retiring Chairman shall be final and conclusive for all purposes of this Agreement.

4. Compensation. Provided that the Retiring Chairman has performed all of his obligations under this Agreement, he shall be entitled to the following:

     (a) Fee. From August 28, 1995 until December 31, 1996, the Company shall pay the Retiring Chairman or the Pre-approved Delegatee (as such term is defined in Section 13 below) a fee at a rate equal to the Retiring Chairman's base salary in effect immediately prior to his retirement, payable in accordance with standard payroll practices of the Company.

     (b) Benefits; Perquisites. From August 28, 1995 until December 31, 1996, the Retiring Chairman shall be eligible to continue to participate in the Company's insurance or health and welfare programs in which he was participating immediately prior to his retirement, on the same terms and with the same contribution rates as in effect immediately prior to his retirement. If the Retiring Chairman's participation is not permitted under the terms of such plans, the Company will provide the Retiring Chairman with substantially equivalent benefits with the same contribution rates as are currently in effect. The Retiring Chairman shall also receive such ordinary and customary benefits as may be generally made available from time to time to the senior executives of the Company.

     (c) Automobile. The Company shall arrange to transfer title to the Retiring Chairman of the automobile that the Company provided for his use immediately prior to his retirement.

     (d) Reimbursement. The Retiring Chairman shall be reimbursed by the Company for travel and business expenses reasonably incurred in performing his duties under this Agreement, in accordance with the usual policies of the Company.

     (e) Loan. As soon as practicable following the Effective Date, the Company shall lend to the Retiring Chairman $1,800,000, which amount shall be inclusive of any prior advances paid by the Company to the Retiring Chairman or his Pre-approved Delegatee, in exchange for the execution of a five-year forgivable note (the "Note"), in substantially the form attached hereto as Exhibit A. Subject in each case to the Retiring Chairman's continued compliance with the terms of, and his obligations under, this Agreement, 4/15 of the face amount of the Note (together with accrued interest) shall be forgiven on each of the first three anniversaries of the Effective Date, 2/15 of the face amount of the Note (together with accrued interest) shall be forgiven on the fourth anniversary of the Effective Date and 1/15 of the face amount of the Note (together with accrued interest) shall be forgiven on the Termination Date. In the event that the Retiring Chairman breaches in any material respect any of the provisions of this Agreement, the remaining amount of the Note shall be due and payable immediately.

     (f) Existing Options. The Company hereby agrees that, so long as the Retiring Chairman is in compliance with the terms of, and his obligations under, this Agreement, any options to purchase shares of stock of the Company held by the Retiring Chairman as of the Effective Date (the "Existing Options") shall continue to vest and be exercisable in accordance with the terms of the grant of such Existing Options as if the Retiring Chairman were an active employee of the Company during the Term.


     (g)  Equity Grants.

          (i) Price-Based Stock Awards. Subject in each case to the Retiring Chairman's continued compliance with the terms of, and his obligations under, this Agreement, and subject to the terms set forth below being met for each award period, the Company shall grant to the Retiring Chairman the following numbers of shares of the common stock, par value $.01 per share, of the Company ("Common Stock"): (x) 33,333 if the average closing sales price of the Common Stock on the New York Stock Exchange (the "NYSE") during any period of 30 consecutive trading days is $8.00 or more per share prior to May 15, 1997; (y) 33,333 shares if the average closing sales price of the Common Stock on the NYSE during any period of 30 consecutive trading days is $10.00 or more per share prior to May 15, 1998; and (z) 33,334 shares if the average closing sales price of the Common Stock on the NYSE during any period of 30 consecutive trading days is $12.00 or more per share prior to May 15, 1999. If any award of Common Stock is not granted during one of the above award periods because the applicable average closing sales price target is not achieved during such award period, the number of ungranted shares of Common Stock for such award period shall roll forward to the subsequent award period, and if the applicable average closing sales price target for the subsequent award period is met, then the Retiring Chairman shall be granted the number of shares of Common Stock for the subsequent award period in addition to the number of shares for the previous award period.

          (ii) Performance-Based Stock Awards. Subject in each case to the Retiring Chairman's continued compliance with the terms of, and his obligations under, this Agreement, the Company shall grant to the Retiring Chairman the following number of shares of Common Stock: (x) 50,000 shares of Common Stock if, in the 18-month period following the Effective Date, (1) Clark Material Handling Company's ("CMHC") earnings before interest, taxes, depreciation and amortization ("EBITDA") is at least $32 million during any 12 consecutive month period within such 18-month period or (2) the Company has realized an annual return at a rate of at least 20% per annum from the date of acquisition on its Invested Capital in CMHC; and (y) 50,000 shares of Common Stock if, in the 18-month period following the Effective Date, (1) the Terex Cranes Division ("TC") achieves EBITDA of at least $36 million within any 12 consecutive month period during such 18-month period or (2) the Company has realized an annual return at a rate of at least 20% per annum from the date of acquisition on its Invested Capital in TC. The term "Invested Capital" shall have the meaning indicated in Exhibit B attached hereto.

          (iii) Stockholder Rights. The Retiring Chairman shall have no rights as a stockholder with respect to any shares of Common Stock issuable hereunder until the Retiring Chairman shall have received such shares, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Retiring Chairman shall become the holder of record of such shares of Common Stock.

          (iv) Dilution and Other Adjustments. In the event of a stock dividend, stock split or similar transaction, the Board shall make any or all of the following adjustments as are necessary or advisable (the form of which shall be determined by the Board in its sole discretion) to provide the Retiring Chairman with a benefit equivalent to that to which he would have been entitled had such event not occurred: (i) adjust the number of shares of Common Stock to be granted to the Retiring Chairman or (ii) make any other adjustments, or take such action, as the Board, in its reasonable discretion, deems appropriate. Such adjustments shall be conclusive and binding for all purposes.

          (v) Effect of Reorganization. In the event that (i) the Company is merged or consolidated with another corporation, (ii) all or substantially all the assets of the Company are acquired by another corporation, person or entity, (iii) the Company is reorganized, dissolved or liquidated (each such event in (i), (ii) or (iii) being hereinafter referred to as a "Reorganization Event") or (iv) the Board shall propose that the Company enter into a Reorganization Event, then the Board shall make upon consummation of such Reorganization Event any or all of the adjustments described in Section 4(g)(iv) as are necessary or advisable (the form of which shall be determined by the Board in its sole discretion) to provide the Retiring Chairman with a benefit equivalent to that to which he would have been entitled had such event not occurred.

5. Independent Contractor. The Retiring Chairman hereby acknowledges that he or his Pre-approved Delegatee is being retained by the Company as an independent contractor and not as an employee. Accordingly, the Retiring Chairman hereby acknowledges that: (i) he or his Pre-approved Delegatee is solely responsible for and shall file, on a timely basis, tax returns and payments required to be filed with or made to any relevant tax authorities with respect to his performance of consulting services hereunder; and (ii) the Company will not withhold any taxes from any compensation paid by the Company to the Retiring Chairman or his Pre-approved Delegatee hereunder unless legally required to do so.

6. Company Property. The Retiring Chairman hereby agrees that, after the Termination Date, he shall return all Company property, including, without limitation, all computer hardware, software, diskettes and files, all business records, papers and documents kept or made by him relating to the business of the Company and its subsidiaries and affiliates, any written materials not previously made available to the public, and any and all records and documents made by him or coming into his possession concerning the business or affairs of the Company and its subsidiaries and affiliates. In addition, the Retiring Chairman hereby agrees that he shall not retain any copies of any of the items referred to in this Section 6.

7.   Standstill Agreement.

     (a) Representations. The Retiring Chairman hereby represents that, since August 25, 1995, he has not (i) engaged in any purchase, sale or other transfer of any shares of the capital stock of the Company or (ii) entered into any agreement or arrangement with respect to any shares of capital stock of the Company (whether or not beneficially owned by him) or any rights appurtenant thereto, except as identified in Exhibit C hereto.


     (b) Corporate Governance Matters. For a period of three years from the Effective Date (the "Standstill Period"), the Retiring Chairman covenants and agrees that he shall:

          (i) be present, in person or by proxy, at all meetings of stockholders of the Company, so that all shares of the capital stock of the Company entitled to vote beneficially owned by the Retiring Chairman may be counted for the purpose of determining the presence of a quorum at such meetings;

          (ii) vote or cause to be voted at all meetings of the stockholders of the Company all shares of the capital stock of the Company entitled to vote beneficially owned by the Retiring Chairman in favor of nominees unanimously approved by the Board's Nominating Committee and with respect to all other matters in such manner as is recommended to the stockholders of the Company by the Board;

          (iii) not make, or in any way participate in, directly or indirectly, any solicitation of proxies, or become a "participant" in any "solicitation" or "election contest" (as such terms are defined or used in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or seek to influence any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the voting of any shares of the capital stock of the Company entitled to vote, or execute any written consent in lieu of a meeting of the stockholders of the Company, with respect to any matter in opposition to the recommendation of the Board; or

          (iv) vote or cause to be voted all shares of the capital stock of the Company entitled to vote beneficially owned by the Retiring Chairman in favor of the creation of a Nominating Committee and a Compensation Committee of the Board.

     (c) Restrictions on Acquisitions. The Retiring Chairman agrees that during the Standstill Period he shall not, without the prior written consent of the Board, directly or indirectly purchase, acquire or own, offer or agree to purchase, acquire or own, or join in any group (within the meaning of Section 13(d)(3) of the Exchange Act) formed for the purpose of purchasing, acquiring or owning any shares of the capital stock of the Company or direct or indirect rights or options to acquire any shares of the capital stock of the Company, other than (a) shares of capital stock of the Company beneficially owned by the Retiring Chairman on the date of this Agreement, (b) shares of Common Stock awarded to the Retiring Chairman pursuant to Section 4(f) of this Agreement and
(c) shares of capital stock of the Company acquired in connection with (i) a stock split, reverse split or other reclassification affecting outstanding securities of the Company or (ii) a stock dividend or other pro rata distribution by the Company to holders of its outstanding securities; provided, however, that the Retiring Chairman shall be entitled to purchase or otherwise acquire in ordinary course open market transactions up to that number of shares of Common Stock which, when added to (x) all shares of Common Stock then beneficially owned by him and (y) all shares of Common Stock issuable or potentially issuable to him under any options, warrants or other rights to acquire Common Stock, whether or not at the time vested or exercisable, including without limitation, all of the shares of Common Stock contemplated by
Section 4(g) above, shall in the aggregate not result in the Retiring Chairman beneficially owning 50% or more of the outstanding shares of Common Stock.

     (d)  Restrictions on Sales and Encumbrances.

          (i) The Retiring Chairman agrees that during the Standstill Period, without the prior written consent of the Board, he shall not, directly or indirectly:

                 (x) make any sale, assignment, transfer, distribution or other disposition (each, a "Sale") of any shares of the capital stock of the Company other than any Sales made in ordinary course open market transactions complying with the quantity and other restrictions embodied in Rule 144 under the Securities Act (other than the prohibition of solicitations contained in such rule); or

                 (y) make any Sale of any shares of the capital stock of the Company if, as a result of such Sale any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) would own 10% or more of the then outstanding shares of Common Stock (on a fully diluted basis), unless prior to the completion of any such Sale, the proposed purchaser of such shares has commenced a tender offer to purchase from the public stockholders of the Company the Pro Rata Portion of the shares of Common Stock held by the public stockholders at the same price being paid to the Retiring Chairman, where "Pro Rata Portion" means the number of shares of Common Stock equal to the product of (A) the total number of shares of Common Stock then owned by the public stockholders and (B) a fraction, the numerator of which shall be the total number of shares proposed to be sold by the Retiring Chairman, and the denominator of which shall be the total number of shares of Common Stock then beneficially owned by the Retiring Chairman (on a fully diluted basis);

          provided, however, that this Section 7(d)(i) shall not prohibit any Sales of shares of the capital stock of the Company owned by the Retiring Chairman made pursuant to the terms of existing financing arrangements or substitute financing arrangements approved by the Board, such approval not to be unreasonably withheld (it being understood that the Board would routinely approve a substitution of a standard margin account at a given major broker-dealer for that at another major broker-dealer).



          (ii) The restrictions on Sales provided by Section 7(d)(i) shall terminate in the event that the average closing sales price of shares of Common Stock on the NYSE during any 30 consecutive trading day period equals or exceeds:

                 (x)  $9 per share prior to May 15, 1997;

                 (y)  $11 per share prior to May 15, 1998; or

                 (z) $13 per share prior to the termination of the Standstill Period.

     (e) Incidental Registration Rights. If the Company at any time proposes to register any securities under the Securities Act of 1933, as amended (other than a registration on Form S-4 or S-8, or any successor or similar forms), it will at such time promptly give notice to the Retiring Chairman of its intention to do so (the "Registration Notice"). The Company will use its reasonable best efforts to include in the proposed registration statement, at the Retiring Chairman's expense (insofar as such inclusion results in any incremental expenses), all shares of Common Stock held by the Retiring Chairman that the Company is requested in writing, within 15 calendar days after the Registration Notice is given, to register by the Retiring Chairman; provided, however, that the incidential registration rights of this Section 7(e) shall only be applicable, if (x) such inclusion is not restricted by any agreement, covenant or undertaking to which the Company is then subject and (y) any sales of shares by the Retiring Chairman pursuant to such registration are effected in compliance with the restrictions of Section 7(d) above; provided further, that, if the managing underwriter for a registration pursuant to this Section 7(e) shall advise the Company that, in its judgment, the number of securities requested to be included in such registration exceeds the number of shares of Common Stock (the "Permitted Sale Number") that can be sold in an orderly manner in such offering within a price range acceptable to the Company, or that inclusion of any of the Retiring Chairman's shares of Common Stock would otherwise be detrimental to the effectuation of the Company's offering on a basis satisfactory to the Company, the Company shall include in such offering
(i) first, all the securities the Company proposes to register for its own account and (ii) second, to the extent that the shares of Common Stock to be included by the Company are less than the Permitted Sale Number, or to the extent that such shares of the Retiring Chairman can be included without having such detrimental effect, all shares of Common Stock requested to be included by the Retiring Chairman. The Retiring Chairman agrees to take such actions or refrain from taking such actions as may be reasonably requested by the Company to effect the registered offerings described in this Section 7(e).

8. Confidentiality. The Retiring Chairman hereby covenants and agrees that he will not at any time, except with the prior written consent of the Company pursuant to authority granted by a resolution of the Board, directly or indirectly, disclose any secret or confidential information that he learned by reason of his association with the Company or any if its subsidiaries and affiliates. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company's management with respect to the Company's or any of its affiliates or subsidiaries' products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs or profits associated with any of the Company's products), business plans, prospects or opportunities, but shall exclude any information already in the public domain.

9. Noncompetition and Nonsolicitation. In consideration for the payments provided under Section 4 of this Agreement, the Retiring Chairman agrees that during the Term, neither he nor any affiliate shall, either on his own behalf or as a partner, officer, director, employee, agent or shareholder, engage in, invest in (except as a holder of less than 5% of the outstanding capital of any corporation with a class of equity security registered under the Securities Act of 1934, as amended) or render services to any person or entity engaged in the primary businesses in which the Company is then engaged and situated or operating within the United States of America ("Competitive Business"). The Retiring Chairman agrees that, during the Term, neither he nor any affiliate shall, either alone or on behalf of any business engaged in a Competitive Business, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or an agent of, the Company to terminate his or her contract or employment or agency, as the case may be, with the Company.

10. Injunctive Relief. Without intending to limit the remedies available to the Company, the Retiring Chairman acknowledges that a breach of any of the covenants contained in Section 9 may result in material and irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Retiring Chairman from engaging in activities prohibited by Section 9 or such other relief as may be required specifically to enforce any of the covenants in Section 9. If for any reason a final decision of any court determines that the restrictions under Section 9 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted, modified or rewritten by such court to include as much of the duration and scope identified in Section 9 as will render such restriction valid and enforceable.

11. Preservation of Indemnification and Other Rights; General Release. In consideration of the payments and covenants herein, and except with respect to
(i) the Company's obligation to pay the Retiring Chairman his earned and unpaid base compensation through the Effective Date, (ii) any benefits to which the Retiring Chairman is entitled under any ERISA plan accrued as of the date hereof, (iii) the Company's obligations under this Agreement, and (iv) the Company's pre-existing obligation to indemnify the Retiring Chairman in accordance with the Company's Certificate of Incorporation and By Laws as in effect on August 25, 1995, the Retiring Chairman hereby releases and forever discharges the Company, its subsidiaries and affiliates, including both current and future, and each of their respective officers, employees, directors and agents from any and all claims, actions and causes of action that he may have, or in the future may possess, arising out of his relationship with the Company or any of its subsidiaries or affiliates, his service as an officer, director or employee of the Company or any of its subsidiaries or affiliates and the termination of such relationship or service, including, without limitation, any claims arising under any applicable federal, state, local or foreign law. The Retiring Chairman further agrees that the payments and benefits described in this Agreement will be in full satisfaction of any and all claims for payment or benefits that he may have against the Company, its subsidiaries or affiliates arising out of his employment relationship, his service as an officer, director or employee of the Company or any of its subsidiaries or affiliates and the termination thereof.

12. Notices. All notices and communications hereunder shall be in writing, addressed as follows:

          To the Company:

                    Terex Corporation
                    500 Post Road East, Suite 320
                    Westport, CT 06880
                    Attention: Marvin B. Rosenberg

          To the Retiring Chairman:

                    Mr. Randolph W. Lenz
                    30 Compass Point
                    Fort Lauderdale, FL 33308

Any such notice or communication shall be delivered in person, by cable, by telecopy (with confirmation copy of such telecopied material delivered in person or by registered or certified mail, return receipt requested) or by certified or registered mail, return receipt requested, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given.

13. Assignment. Except as expressly permitted in this Section 13, the Retiring Chairman shall not assign this Agreement or his interest herein nor delegate any obligation hereunder without the prior written consent of the Company. The Retiring Chairman may assign, in his absolute discretion and without the prior written consent of the Company, his right to receive all or any portion of the compensation set forth in Sections 4(a) and 4(e) hereof to a corporation, partnership, limited liability company or other entity in which the Retiring Chairman owns, directly or indirectly, a majority of the voting securities or partnership interests of such entity. In addition, the Retiring Chairman may delegate in his absolute discretion and without the prior approval of the Company, his duties under this Agreement to a corporation, partnership, limited liability company or other entity designated by him (a, "Pre-approved Delegatee") provided that during the period in which the services are to be rendered to the Company (i) the Retiring Chairman provides the consulting services required under this Agreement on behalf of the Pre-approved Delegatee,
(ii) the Retiring Chairman is an officer, director, general partner or manager of the Pre-approved Delegatee providing such services to the Company, (iii) the Retiring Chairman owns, directly or indirectly, a majority of the voting securities or partnership interests of the Pre-approved Delegatee and (iv) the Pre-approved Delegatee, and all of its directors, officers or other affiliates, shall act exclusively in the interest of the Company and shall be bound by this Agreement, including, but not limited to, Section 8 hereof. The Retiring Chairman's delegation of all or any part of his duties hereunder shall not relieve him of liability to the Company for the performance of the duties and responsibilities required under this Agreement.

14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

15. Amendment. This Agreement may be changed only by an agreement in writing signed by the parties hereto,and, in the case of the Company, upon approval of the Board.

16. Headings. The section headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

17. Severability. If a court of competent jurisdiction determines that any term or provision hereof is invalid and unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) such court shall have the authority to replace such invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

18. Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Retiring Chairman.

19. Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.



                                        TEREX CORPORATION

                                        /s/ Ronald M. DeFeo
                                        Name:  Ronald M. DeFeo
                                        Title:  President, CEO, COO

Accepted and Agreed:

/s/  Randolph W. Lenz
Randolph W. Lenz

------------------------------------------------------------------------------

                                                                      EXHIBIT A


                                PROMISSORY NOTE


$1,800,000.00                                                _________ __, 1995

FOR VALUE RECEIVED, the undersigned, Randolph W. Lenz (the "Retiring Chairman"), hereby promises to pay to the order of Terex Corporation, a Delaware corporation (the "Company"), one million eight hundred thousand dollars ($1,800,000.00) on the fifth anniversary of the date of this Note, together with interest on the principal amount remaining unpaid hereunder from the date hereof until such principal amount is paid in full, payable in arrears on each anniversary of the date of this Note during the term hereof, and on the final day when such principal amount becomes due, at an interest rate per annum of 6.56%.

Subject in each case to the Retiring Chairman's continued compliance with the terms of, and his obligations under, the agreement (the "Agreement") dated _______ __, 1995 between the Retiring Chairman the Company, the Company shall forgive and shall deem the Retiring Chairman to have paid the following amounts: (i) the principal sum of four hundred eighty thousand dollars ($480,000) plus accrued interest at the rate of 6.56% on the principal amount remaining unpaid immediately prior to such forgiveness on the first anniversary of the date of this Note; (ii) the principal sum of four hundred eighty thousand dollars ($480,000) plus accrued interest at the rate of 6.56% on the principal amount remaining unpaid immediately prior to such forgiveness on the second anniversary of the date of this Note; (iii) the principal sum of four hundred eighty thousand dollars ($480,000) plus accrued interest at the rate of 6.56% on the principal amount remaining unpaid immediately prior to such forgiveness on the third anniversary of the date of this Note; (iv) the principal sum of two hundred forty thousand dollars ($240,000) plus accrued interest at the rate of 6.56% on the principal amount remaining unpaid immediately prior to such forgiveness on the fourth anniversary of the date of this Note; and (v) the principal sum of one hundred twenty thousand dollars ($120,000) plus accrued interest at the rate of 6.56% on the principal amount remaining unpaid immediately prior to such forgiveness on the fifth anniversary of the date of this Note.

If the date set for payment or forgiveness of principal and interest hereunder is a Saturday, Sunday or legal holiday, then such payment or forgiveness shall be made on the next succeeding business day.

This Note is given as consideration for the loan by the Company of $1,800,000.00 pursuant to the provisions of the Agreement and is subject to the conditions of the Agreement.

This Note is subject to the following further terms and conditions:

Section 1. Mandatory Prepayment Upon Breach of Agreement. Notwithstanding anything to the contrary contained herein, all outstanding principal and accrued but unpaid interest on this Note shall become due and payable on the sixtieth day after the breach by the Retiring Chairman in any material respect of any of the provisions of the Agreement.

Section 2. Effect of Death or Disability. Notwithstanding anything to the contrary contained herein, upon the Retiring Chairman's death or Disability (as defined in the Agreement), subject to the continued compliance with the provisions of Section 7 of the Agreement by the Retiring Chairman or, if applicable, his estate or beneficiary, as the case may be, the Company shall continue to abide by the second paragraph of this Note in accordance with the terms of such paragraph.

Section 3. Events of Default. Upon the occurrence of any of the following events ("Events of Default"):

     (a) Failure to pay any principal of this Note when due that shall remain unremedied for ten days following the receipt by the Retiring Chairman of written notice from the Company;

     (b) Failure to pay any interest installment due under this Note that shall remain unremedied for ten days following the receipt by the Retiring Chairman of written notice from the Company stating the date when such installment was originally due hereunder; or

     (c) Failure of the Retiring Chairman to perform his obligations under the Agreement;

then, and in any such event, the holder of this Note may declare, by notice of default given to the Retiring Chairman, the entire principal amount of this Note to be forthwith due and payable, whereupon the entire principal amount of this Note outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby
expressly waived.   Upon the occurrence of an Event of Default, the accrued and unpaid interest hereunder shall thereafter bear the same rate of interest as on the principal hereunder, but in no event shall interest be charged that would violate any applicable usury law. If an Event of Default shall occur hereunder, the Retiring Chairman shall pay costs of collection, including reasonable attorneys' fees, incurred by the holder in the enforcement hereof.

No delay or failure by the holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

Section 4.  Miscellaneous.

     (a) The provisions of this Note shall be governed by and construed in accordance with the laws of the State of Delaware.

     (b) The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

     (c) All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the Agreement.


IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Retiring Chairman on the date first above written.



Witness:


TEREX CORPORATION                                             Randolph W. Lenz


-----------------------------------------------------------------------------


                                                                      EXHIBIT B

                               Invested Capital


Invested Capital with respect to Clark Material Handling Company ("CMHC") and Terex Cranes Division ("TC") means 20% of the average Cash Investment by the Company in each of CMHC and TC, respectively, determined on a quarterly basis. Cash Investment is calculated, at the end of each quarter, pursuant to the following formula:

                       Cash Investment  =    Purchase Price
                                         +   Intercompany Account
                                         +   quarterly Interest Allocation
                                             ---------------------------
                                             Cash Investment
                                             ===========================

Interest Allocation for each quarter equals the prior Cash Investment multiplied by the Company's average interest cost for the preceding quarter.

Intercompany Account means all cash flows between CMHC or TC, respectively, and the Company, including intercompany charges for an allocation of corporate costs, except for the initial purchase price. Intercompany Accounts reflect Terex Corporate's MicroControl financial reporting system.

All of the above without duplication.

Example:

(The following numbers are used for illustration purposes only and do not represent acutal numbers)

Assumptions:   Average cash invested over term of ownership = $100,000,000
               Term of ownership = 3.5 years through third quarter 1995
               Average invested capital = 20% of $100,000,000 = $20,000,000
               Minimum return on invested capital = 20%
               Minimum cumulative return
                 on invested capital = $20,000,000 x .2 x 3.5 = $14,000,000
               Ending cash invested = $126,000,000

Minimum proceeds from disposition equals:

                       Ending Cash Invested      $126,000,000
   Plus: Minimum Return on Invested Capital        14,000,000
                                                 ------------
                           Minimum Proceeds      $140,000,000
                                                 ============


-----------------------------------------------------------------------------


                                                                      EXHIBIT C


                               Randolph W. Lenz

                        TEREX CORPORATION TRANSACTIONS
                             Since August 25, 1995


October 17, 1995       Chase Manhattan sold 165,000 shares of Terex Corporation
                       Common Stock from the account of Randolph W. Lenz.



------------------------------------------------------------------------------


                                PROMISSORY NOTE


$1,800,000.00                                                 November 2, 1995

FOR VALUE RECEIVED, the undersigned, Randolph W. Lenz (the "Retiring Chairman"), hereby promises to pay to the order of Terex Corporation, a Delaware corporation (the "Company"), one million eight hundred thousand dollars ($1,800,000.00) on the fifth anniversary of the date of this Note, together with interest on the principal amount remaining unpaid hereunder from the date hereof until such principal amount is paid in full, payable in arrears on each anniversary of the date of this Note during the term hereof, and on the final day when such principal amount becomes due, at an interest rate per annum of 6.56%.

Subject in each case to the Retiring Chairman's continued compliance with the terms of, and his obligations under, the agreement (the "Agreement") dated November 2, 1995 between the Retiring Chairman the Company, the Company shall forgive and shall deem the Retiring Chairman to have paid the following amounts: (i) the principal sum of four hundred eighty thousand dollars ($480,000) plus accrued interest at the rate of 6.56% on the principal amount remaining unpaid immediately prior to such forgiveness on the first anniversary of the date of this Note; (ii) the principal sum of four hundred eighty thousand dollars ($480,000) plus accrued interest at the rate of 6.56% on the principal amount remaining unpaid immediately prior to such forgiveness on the second anniversary of the date of this Note; (iii) the principal sum of four hundred eighty thousand dollars ($480,000) plus accrued interest at the rate of 6.56% on the principal amount remaining unpaid immediately prior to such forgiveness on the third anniversary of the date of this Note; (iv) the principal sum of two hundred forty thousand dollars ($240,000) plus accrued interest at the rate of 6.56% on the principal amount remaining unpaid immediately prior to such forgiveness on the fourth anniversary of the date of this Note; and (v) the principal sum of one hundred twenty thousand dollars ($120,000) plus accrued interest at the rate of 6.56% on the principal amount remaining unpaid immediately prior to such forgiveness on the fifth anniversary of the date of this Note.

If the date set for payment or forgiveness of principal and interest hereunder is a Saturday, Sunday or legal holiday, then such payment or forgiveness shall be made on the next succeeding business day.

This Note is given as consideration for the loan by the Company of $1,800,000.00 pursuant to the provisions of the Agreement and is subject to the conditions of the Agreement.

This Note is subject to the following further terms and conditions:

     Section 1.  Mandatory Prepayment Upon Breach of Agreement.
Notwithstanding anything to the contrary contained herein, all outstanding principal and accrued but unpaid interest on this Note shall become due and payable on the sixtieth day after the breach by the Retiring Chairman in any material respect of any of the provisions of the Agreement.

     Section 2. Effect of Death or Disability. Notwithstanding anything to the contrary contained herein, upon the Retiring Chairman's death or Disability (as defined in the Agreement), subject to the continued compliance with the provisions of Section 7 of the Agreement by the Retiring Chairman or, if applicable, his estate or beneficiary, as the case may be, the Company shall continue to abide by the second paragraph of this Note in accordance with the terms of such paragraph.

     Section 3. Events of Default. Upon the occurrence of any of the following events ("Events of Default"):

          (a) Failure to pay any principal of this Note when due that shall remain unremedied for ten days following the receipt by the Retiring Chairman of written notice from the Company;

          (b) Failure to pay any interest installment due under this Note that shall remain unremedied for ten days following the receipt by the Retiring Chairman of written notice from the Company stating the date when such installment was originally due hereunder; or

          (c) Failure of the Retiring Chairman to perform his obligations under the Agreement;

then, and in any such event, the holder of this Note may declare, by notice of default given to the Retiring Chairman, the entire principal amount of this Note to be forthwith due and payable, whereupon the entire principal amount of this Note outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby
expressly waived.   Upon the occurrence of an Event of Default, the accrued and unpaid interest hereunder shall thereafter bear the same rate of interest as on the principal hereunder, but in no event shall interest be charged that would violate any applicable usury law. If an Event of Default shall occur hereunder, the Retiring Chairman shall pay costs of collection, including reasonable attorneys' fees, incurred by the holder in the enforcement hereof.

No delay or failure by the holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

     Section 4.  Miscellaneous.

          (a) The provisions of this Note shall be governed by and construed in accordance with the laws of the State of Delaware.

          (b) The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

          (c) All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the Agreement.


IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Retiring Chairman on the date first above written.



Witness:

/s/ Ronald M. DeFeo                               /s/ Randolph W. Lenz

TEREX CORPORATION                                 Randolph W. Lenz